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                                                                     EXHIBIT 4.4

[LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE L.L.P.]


                                                     March 24, 2003


          RE: CONSENT OF LEGAL COUNSEL

          As independent United States legal counsel, we hereby consent to the use in this Registration Statement on Form F-8 (the "Registration Statement") of Great-West Lifeco Inc. (the "Company") relating to the issuance of common shares, 4.80% Non-Cumulative First Preferred Shares, Series E and 5.90% Non-Cumulative First Preferred Shares, Series F of the Company of our opinion contained under the heading "Tax Considerations for Canada Life Shareholders - United States Federal Income Tax Considerations" in the Canada Life Financial Corporation Management Proxy Circular, which is part of the Registration Statement.

          We further consent to all references to our firm included or incorporated by reference in the Registration Statement.

                                  Very truly yours,


                                  /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.